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                                                                    EXHIBIT 99.1


Ad Hoc-Mitteilung zum Jahresergebnis 1999 der POET Holdings, Inc., San Mateo

- Umsatze von 10,6 Mio USD

- Ergebnis im Plan

- Deutliches Wachstum bei den Internet-Losungen

- Abhangigkeit von Novell beendet

Hamburg, February, 21, 2000 - POET Holdings Inc. hat im Geschaftsjahr 1999 ihren Wachstumskurs erfolgreich fortgesetzt. Der Umsatz stieg um 19 Prozent auf 10,6 Mio USD.

Das Vorsteuerergebnis (EBIT) entspricht mit -5,0 Mio USD (Vorjahr -3,6 Mio USD) den Erwartungen der Analysten. Das Jahresergebnis (nach US-GAAP) liegt mit minus 5,6 Mio USD uber den Erwartungen der Analysten, die einen Jahresfehlbetrag von 5,8 bzw 6,0 Mio USD prognostiziert haben.

Grund fur den Jahresfehlbetrag ist der starke Ausbu der Vertriebs- und Marketingaktivitaten zur Vermarktung der neuen Internet-Losungen CMS (Catalogue Management Suite) und eCS (eCatalogue Suite). Weiterhin haben der
Vergutungsaufwand aus Mitarbeiterbeteiligungen und ein einmaliger Zinsaufwand aus der Umwandlung eines Darlehens das Ergebnis erheblich belastet.

Der Produktumsatz stieg um 38 Prozent von 5,7 Mio USD auf 7,8 Mio USD. Die Internet-Losungen haben daran mit 1,1 Mio USD bereits einen Anteil von 13 Prozent gegenuber 2 Prozent im Vorjahr.

Der Bereich Datenbanken wuchs um 22 Prozent auf 6,8 Mio USD und erwirtschaftete damit 87 Prozent der Produktumsatze.

Im vierten Quartal ist es POET gelungen, seine Abhangigkeit von Novell zu beenden. Im vierten Quartal des Vorjahres entfielen noch 25% der Produktumsatze auf den Kunden Novell.

Unsere vertraglichen Verpflichtungen gegenuber dem Kunden sind erfullt und wir haben im vierten Quartal 1999 keine Novell-Umsatze gebucht.

Unsere Produktumsatze ausserhalb von Novell sind um 80 Prozent gewachsen, von 1,3 Mio USD im vierten Quartal 1998 auf 2,3 Mio USD im vierten Quartal 1999.

Im vierten Quartal 1999 trug kein Kunde mehr als 10 Prozent zum Gesamtumsatz bei.



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Der Dienstleistungsbereich, welcher Umsatze aus Consulting, Schulung, Wartung und Support umfasst, ist von 3,2 Mio USD im Vorjahr auf 2,8 Mio USD in 1999 zuruckgegangen.

Dieser Ruckgang ist darauf zuruckzufuhren, dass die Dienstleistungen fur den Kunden Novell abgeschlossen wurden.

AuBerhalb von Novell verbesserten sich die Dienstleistungs-Umsatze hingegen von 2,4 Mio USD auf 2,7 Mio USD.

Der Dienstleistungsbereich trug 26 Prozent zum Gesamtumsatz bei gegenuber 36 Prozent im Jahr 1998.

Insgesamt erhohte sich der Anteil des Produktgeschafts am Konzernumsatz auf 74 Prozent (Vorjahr 64 Prozent), der Rohertrag verbesserte sich dadurch um 29 Prozent auf 8,2 Mio USD. Dies entspricht einer Rohertragsmarge von 78 Prozent gegenuber 71 Prozent im Jahr 1998.

Kontakt:

Investor Relations
Ludwig. M. Lutter
Ludwig.M.Lutter@poet.de
Tel: 040 60 99 0-219



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English Text (original filed with the Frankfurt Stock Exchange in German):


AdHoc Notice on the CY 1999 results of POET Holdings, Inc., San Mateo

- Revenue of 10,6 Mio USD

- Operating Results on target

- Significant growth in Internet Solutions

- Dependency on Novell eliminated

Hamburg, February, 21, 2000 - POET Holdings Inc. has successfully continued on its growth path in CY 1999. Revenues grew by 19% to 10,6 Mio USD in CY 1999.

POET recognized an operating loss of -5,0 Mio USD (CY 1998: -3,6 Mio USD) which is in line with the analyst expectations. The net loss according to US-GAAP of -5,6 Mio USD is better than the analyst expectations of -5,8 and -6,0 Mio USD respectively.

The net loss is primarily created by strong investments into sales and marketing especially for the new Internet Solutions CMS (Catalog Management Suite) and eCS (eCatalogue-Suite). We also incurred significant losses from amortization of deferred stock compensation and a non-recurring interest expense in connection with a loan conversion.

Product revenues grew by 38% from 5,7 Mio USD to 7,8 Mio USD. The Internet Solutions contributed 1,1 Mio USD or 13% to product revenues, up significantly from 2% in 1998.

The database revenues grew by 22% to 6,8 Mio USD contributing 87% to product revenues.

In the fourth quarter POET has eliminated its dependecy on Novell. In the fourth quarter of 1998 25% of POET's product revenues were generated by Novell. Our contract with this customer is fulfilled and there was no revenue from Novell in Q4 99. Our product revenues outside Novell grew by 80% from 1,3 Mio USD in Q4 98 to 2,3 Mio USD in Q4 99. In Q4 99 no single customer contributed more than 10% of total revenue.

Service revenues which include revenues from consulting, training, support and maintenance declined from 3,2 Mio USD in 1998 to 2,8 Mio USD in 1999. This decline is due to the completion of services for



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Novell. Non-Novell service revenues grew from 2,4 MIO USD in 1998 to 2,7 MIO USD in 1999.

Service revenues represented 26% to total revenues in 1999 compared to 36% in 1998.

Product Revenues grew to 74% of total revenues in 1999 compared to 64% in 1998. Gross profit in CY 1999 grew by 29% to 8,2 Mio USD representing a gross margin of 78% as compared to 71% in 1998.

Contact:

Investor Relations
Ludwig. M. Lutter
Ludwig.M.Lutter@poet.de
Tel: 040 60 99 0-219